SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 21, 2003

SILICON IMAGE, INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-26887	77-0396307
(Commission File Number)	(IRS Employer Identification No.)

1060 East Arques Ave., Sunnyvale, CA	94085
(Address of principal executive offices)	(Zip Code)

(408) 616-4000

(Registrant’s telephone number)

(Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

On August 21, 2003, David D. Lee, Chief Executive Officer of the Registrant, entered into a plan with Deutsche Bank Alex. Brown pursuant to which Deutsche Bank Alex. Brown will undertake to sell up to 225,000 shares of the common stock of the Registrant currently owned by Mr. Lee at specified interval from September 1, 2003 through February 28, 2004, provided the limit order prices specified in the plan are met.  The shares subject to sale under the plan were originally acquired by Mr. Lee in 1995 and are being sold to diversify Mr. Lee's investment portfolio.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 25, 2003		SILICON IMAGE, INC.

	By:	/s/ Robert G. Gargus
Robert G. Gargus
Vice President, Finance and Administration and Chief Financial Officer